UNITED STATES

SECURITIES AND EXCHANGECOMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4101 NW 25th Street, Miami, Florida	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 29, 2024, ShiftPixy, Inc. (the “Company”) entered into a non-binding asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which the Company is to acquire substantially all of the assets of an undisclosed staffing company (“Seller”), including but not limited to all of the intellectual property and property rights, client contracts, leasehold interests, trade names, business and other licenses, operational data, marketing information, customer information, contractual rights and all other tangible and intangible assets, which are beneficially owned, in whole or in part by the Seller (the “Assets”). Though the identity of the Seller must remain confidential due to contractual terms, the scope of the contemplated transaction was deemed significant. The seller is a regional leader in providing staffing and recruiting solutions across the Western United States.

The aggregate consideration to be paid for the Assets will be $25,000,000, which will consist of (i) a cash payment of $12,500,000 (“Closing Payment”), (ii) a $6,250,000 payment to the escrow in the form of either cash or shares of common stock of the Company payable on or before the sixth month anniversary of the closing date (the “First Post-Closing Payment”) and (iii) a $6,250,000 payment to the escrow in the form of either cash or shares of common stock of the Company payable on or before the twelfth month anniversary of the closing date (the “Second Post-Closing Payment”). The Second Post-Closing Payment is contingent upon and subject to the achievement of at least 90% of the Seller’s pre-closing gross revenue and shall be pro-rated so long as a minimum threshold of 70% is achieved. The Company will have the option, at its own discretion, to redeem in cash any shares of common stock initially deposited in escrow on the closing date, up to fifteen days prior to required payment dates of the first and second post-closing payments.

The closing of the Asset Purchase Agreement is subject to and contingent upon the securement by the Company of appropriate financing on terms that are acceptable to the Company. There is no assurance such funding will be received by the Company or that the Company will complete the contemplated acquisition.

Item 7.01 Regulation FD Disclosure

On April 2, 2024, the Company issued a press release announcing the signing of the Asset Purchase Agreement referenced herein. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued on April 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: April 2, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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